Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares iBonds Mar 2020 Corporate ex-Financials ETF
(ISHIBCD)
iShares iBonds Mar 2020 Corporate ETF (ISHIBDC) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
iShares Core Short-Term USD Bond ETF (ISHISTB)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Funds, BlackRock Global Long/Short Credit Fund
(BR-GC)
Strategic Income Opportunities Fund (BR-SIP)
Global Allocation Fund (BR_GAF)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
BlackRock Global Allocation Portfolio of BlackRock Series
Fund Inc. (BVA_GA)
BlackRock Global Allocation V.I. Fund (US) (BVA_GAVI)
AZL BlackRock Global Allocation Fund (trading sleeve)
(E_AZ-GA)
JNL/BlackRock Global Allocation Fund (trading sleeve)
(E_JN-GA)
MassMutual Select BlackRock Global Allocation Fund (Trading
Sleeve) (E_MM-GA)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
Curian / BlackRock Global Long Short Credit Fund (SMF_CC-
GC)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
Transamerica BlackRock Global Allocation VP - Trading
Sleeve (SMF_TA-GA)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)

The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
03-03-2015

Security Type:
BND/CORP

Issuer
Actavis Funding SCS (2020)

Selling Underwriter
J.P. Morgan Securities LLC
Affiliated

Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
J.P. Morgan Securities LLC, Mizuho
Securities USA Inc., Wells Fargo
Securities, LLC, Barclays Capital Inc.,
BNP Paribas Securities Corp., HSBC
Securities (USA) Inc., Mitsubishi UFJ
Securities (USA), Inc., RBS Securities
Inc., SMBC Nikko Securities America, Inc.,
TD Securities (USA) LLC, ANZ Securities,
Inc., Citigroup Global Markets Inc., DNB
Markets, Inc., Lloyds Securities Inc.,
Scotia Capital (USA) Inc., Morgan Stanley
& Co. LLC, BBVA Securities Inc., Credit
Agricole Securities (USA) Inc., Fifth
Third Securities, Inc., PNC Capital
Markets LLC, Santander Investment
Securities Inc., Academy Securities, Inc.,
Blaylock Beal Van, LLC, Drexel Hamilton,
LLC, Lebenthal & Co., LLC, Mischler
Financial Group, Inc., Samuel A. Ramirez &
Company, Inc., Siebert Brandford Shank &
Co., L.L.C., The Williams Capital Group,
L.P.
Transaction Details
Date of Purchase
03-03-2015

Purchase Price/Share(per share / % of par)
$99.995
Total Commission,
Spread or Profit
0.600%

1.  Aggregate Principal Amount Purchased (a+b)
$ 437,970,000
a.  US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$162,531,000
b.  Other BlackRock Clients
$275,439,000
2.  Aggregate Principal Amount of Offering
$3,500,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.12513
Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[X]  U.S. Registered Public Offering  [Issuer must have 3 years of continuous operations]
[ ]  Eligible Rule 144A Offering  [Issuer must have 3 years of continuous operations]
[ ]  Eligible Municipal Securities
[ ]  Eligible Foreign Offering  [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date:
03-09-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date:
03-09-2015

Global Syndicate Team Member